                                                                    EXHIBIT 10.6
Agreement and Plan of Merger by and amount Halis, Inc., HealthWatch Merger Sub, Inc. and HealthWatch, Inc. dated June 29, 2000






                         AGREEMENT AND PLAN OF MERGER



                                 BY AND AMONG



                                 HALIS, INC.,


                         HEALTHWATCH MERGER SUB, INC.


                                      AND



                               HEALTHWATCH, INC.



                           DATED AS OF JUNE 29, 2000

                               TABLE OF CONTENTS


ARTICLE I
 THE MERGER................................................................  2
 SECTION 1.1 THE MERGER....................................................  2
 SECTION 1.2 CLOSING.......................................................  2
 SECTION 1.3 EFFECTIVE TIME................................................  2
 SECTION 1.4 EFFECTS OF THE MERGER.........................................  2
 SECTION 1.5 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING
     CORPORATION AND HEALTHWATCH...........................................  2
 SECTION 1.6 DIRECTORS AND OFFICERS........................................  2

ARTICLE II
 EFFECT OF THE MERGER ON THE CAPITAL STOCK
 OF THE CONSTITUENT CORPORATIONS;
 EXCHANGE OF CERTIFICATES..................................................  2
 SECTION 2.1 EFFECT ON CAPITAL STOCK.......................................  2
      (a) CANCELLATION OF TREASURY STOCK AND HEALTHWATCH-OWNED STOCK.......  3
      (b) CONVERSION OF HALIS COMMON STOCK.................................  3
      (c) MERGER SUB COMMON STOCK..........................................  3
      (d) HEALTHWATCH COMMON STOCK.........................................  3
      (e) OPTIONS..........................................................  3
 SECTION 2.2 EXCHANGE OF CERTIFICATES......................................  4
      (a) EXCHANGE AGENT...................................................  4
      (b) EXCHANGE PROCEDURES..............................................  4
      (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES.................  5
      (d) NO FURTHER OWNERSHIP RIGHTS IN HALIS COMMON STOCK................  5
      (e) NO FRACTIONAL SHARES.............................................  5
      (f) TERMINATION OF EXCHANGE FUND.....................................  5
      (g) NO LIABILITY.....................................................  6
      (h) INVESTMENT OF EXCHANGE FUND......................................  6
      (i) LOST CERTIFICATES................................................  6
      (j) HALIS DISSENTING SHARES..........................................  6
 SECTION 2.3 CERTAIN ADJUSTMENTS...........................................  6

ARTICLE III
 REPRESENTATIONS AND WARRANTIES............................................  6
 SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF HEALTHWATCH AND MERGER SUB..  6
      (a) ORGANIZATION, STANDING AND CORPORATE POWER.......................  7
      (b) SUBSIDIARIES.....................................................  7
      (c) CAPITAL STRUCTURE................................................  7
      (d) AUTHORITY; NONCONTRAVENTION......................................  8
      (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES........................... 10
      (f) INFORMATION SUPPLIED............................................. 10
      (g) ABSENCE OF CERTAIN CHANGES OR EVENTS............................. 10
      (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION...................... 11
      (i) ABSENCE OF CHANGES IN BENEFIT PLANS.............................. 12
      (j) BENEFIT PLANS.................................................... 12
      (k) TAXES............................................................ 13

                                    Page i



      (l) VOTING REQUIREMENTS.............................................. 14
      (m) STATE TAKEOVER STATUTES.......................................... 14
      (n) BROKERS.......................................................... 14
      (o) INTELLECTUAL PROPERTY............................................ 14
      (p) CERTAIN CONTRACTS................................................ 16
      (q) ENVIRONMENTAL LIABILITY.......................................... 17
      (r) INSURANCE........................................................ 17
      (s) TRANSACTIONS WITH AFFILIATES..................................... 17
      (t) FULL DISCLOSURE.................................................. 17
 SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF HALIS....................... 17
      (a) ORGANIZATION, STANDING AND CORPORATE POWER....................... 17
      (b) SUBSIDIARIES..................................................... 18
      (c) CAPITAL STRUCTURE................................................ 18
      (d) AUTHORITY; NONCONTRAVENTION...................................... 19
      (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES........................... 20
      (f) INFORMATION SUPPLIED............................................. 20
      (g) ABSENCE OF CERTAIN CHANGES OR EVENTS............................. 21
      (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION...................... 21
      (i) ABSENCE OF CHANGES IN BENEFIT PLANS.............................. 22
      (j) BENEFIT PLANS.................................................... 22
      (k) TAXES............................................................ 23
      (l) VOTING REQUIREMENTS.............................................. 24
      (m) STATE TAKEOVER STATUTES.......................................... 24
      (n) BROKERS.......................................................... 24
      (o) INTELLECTUAL PROPERTY............................................ 24
      (p) CERTAIN CONTRACTS................................................ 26
      (q) ENVIRONMENTAL LIABILITY.......................................... 26
      (r) INSURANCE........................................................ 26
      (s) TRANSACTIONS WITH AFFILIATES..................................... 27
      (t) FULL DISCLOSURE.................................................. 27

ARTICLE IV
 COVENANTS RELATING TO CONDUCT OF BUSINESS................................. 27
 SECTION 4.1 CONDUCT OF BUSINESS........................................... 27
      (a) CONDUCT OF BUSINESS BY HEALTHWATCH............................... 27
      (b) CONDUCT OF BUSINESS BY HALIS..................................... 27
      (c) OTHER ACTIONS.................................................... 27
      (d) ADVISE OF CHANGES................................................ 28
 SECTION 4.2 NO SOLICITATION BY HALIS...................................... 28
 SECTION 4.3 HEALTHWATCH PRIVATE PLACEMENT................................. 30

ARTICLE V
 ADDITIONAL AGREEMENTS..................................................... 30
 SECTION 5.1 PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT;
      STOCKHOLDERS' MEETINGS............................................... 30
 SECTION 5.2 LETTERS OF HEALTHWATCH'S ACCOUNTANTS.......................... 31
 SECTION 5.3 LETTERS OF HALIS' ACCOUNTANTS................................. 31
 SECTION 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY........................ 31
 SECTION 5.5 COMMERCIALLY REASONABLE EFFORTS............................... 32
 SECTION 5.6 INDEMNIFICATION, EXCULPATION AND INSURANCE.................... 32
 SECTION 5.7 FEES AND EXPENSES............................................. 33

                                    Page ii

 SECTION 5.8 PUBLIC ANNOUNCEMENTS.......................................... 33
 SECTION 5.9 AFFILIATES.................................................... 33
 SECTION 5.10  NASDAQ...................................................... 33
 SECTION 5.11 TAX TREATMENT................................................ 34
 SECTION 5.12 EMPLOYEE BENEFITS............................................ 34
 SECTION 5.13 LOCK-UP...................................................... 34

ARTICLE VI
 CONDITIONS PRECEDENT...................................................... 34
 SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.... 34
      (a) STOCKHOLDER APPROVALS............................................ 34
      (b) GOVERNMENTAL, REGULATORY AND OTHER APPROVALS..................... 34
      (c) NO INJUNCTIONS OR RESTRAINTS..................................... 34
      (d) FORM S-4......................................................... 35
      (e) NASDAQ LISTINGS.................................................. 35
      (f) TAX OPINIONS..................................................... 35
      (g) OPINION OF FINANCIAL ADVISORS.................................... 35
      (h) OPINION OF FINANCIAL ADVISORS.................................... 35
      (i) LOCKUP AGREEMENTS................................................ 35
 SECTION 6.2 CONDITIONS TO OBLIGATIONS OF HALIS............................ 35
      (a) REPRESENTATIONS AND WARRANTIES................................... 35
      (b) PERFORMANCE OF OBLIGATIONS OF HEALTHWATCH........................ 36
      (c) NO MATERIAL ADVERSE CHANGE....................................... 36
 SECTION 6.3 CONDITIONS TO OBLIGATIONS OF HEALTHWATCH...................... 36
      (a) REPRESENTATIONS AND WARRANTIES................................... 36
      (b) PERFORMANCE OF OBLIGATIONS OF HALIS.............................. 36
      (c) NO MATERIAL ADVERSE CHANGE....................................... 36

ARTICLE VII
 TERMINATION, AMENDMENT AND WAIVER......................................... 36
 SECTION 7.1 TERMINATION................................................... 36
 SECTION 7.2 EFFECT OF TERMINATION......................................... 37
 SECTION 7.3 AMENDMENT..................................................... 38
 SECTION 7.4 EXTENSION; WAIVER............................................. 38

ARTICLE VIII
 GENERAL PROVISIONS........................................................ 39
 SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES................. 39
 SECTION 8.2 NOTICES....................................................... 39
 SECTION 8.3 DEFINITIONS................................................... 39
 SECTION 8.4 INTERPRETATION................................................ 40
 SECTION 8.5 COUNTERPARTS.................................................. 40
 SECTION 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES................ 41
 SECTION 8.7 GOVERNING LAW................................................. 41
 SECTION 8.8 ASSIGNMENT.................................................... 41
 SECTION 8.9 CONSENT TO JURISDICTION....................................... 41
 SECTION 8.10 HEADINGS, ETC................................................ 41
 SECTION 8.11 SEVERABILITY................................................. 41
 SECTION 8.12 DISCLOSURE SCHEDULES......................................... 41

                                   Page iii

                                   EXHIBITS

EXHIBIT A HealthWatch Stock Plans
EXHIBIT B Halis Stock Plans
EXHIBIT C Form of Rule 145 Letter

                                    Page iv

  AGREEMENT AND PLAN OF MERGER dated as of June 29th, 2000 among HEALTHWATCH, INC., a Minnesota corporation ("HealthWatch"), HALIS, INC., a Georgia corporation ("Halis") and HEALTHWATCH MERGER SUB, INC. ("Merger Sub"), a Georgia corporation and a wholly-owned subsidiary of HEALTHWATCH.

                                 WITNESSETH:

  WHEREAS, the respective Boards of Directors of Halis, Merger Sub and HealthWatch have each approved the merger of Halis with and into Merger Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of Halis ("Halis Common Stock"), other than shares owned by Halis or HealthWatch, will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b)); and

  WHEREAS, the respective Boards of Directors of Halis and HealthWatch, having carefully considered the long-term prospects and interests of Halis and HealthWatch and their respective stockholders and having determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are advisable and in the best interests of their respective stockholders, have each approved the transactions contemplated by this Agreement and have each resolved to recommend to each party's stockholders the approval and adoption of this Agreement and the Merger and the consummation of the transactions contemplated hereby and thereby upon the terms and subject to the conditions set forth herein; and

  WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code; and

  WHEREAS, Halis and HealthWatch desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                          Page 2


                                   ARTICLE I

                                  THE MERGER

  SECTION 1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, Halis shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of Halis shall cease and Merger Sub shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Halis.

  SECTION 1.2 CLOSING. The closing of the Merger (the "Closing") will take place on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Gambrell & Stolz, L.L.P., Suntrust Plaza, Suite 4300, 303 Peachtree Street, N.E. Atlanta, Georgia 30308.

  SECTION 1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, on the Closing Date, the parties shall cause the Merger to be consummated by filing a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of Georgia law and shall make all other filings or recordings required. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Georgia, or at such subsequent date or time as Halis, Merger Sub and HealthWatch shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

  SECTION 1.4 EFFECTS OF THE MERGER. At the Effective Time of the Merger, the separate existence of Halis shall cease and Halis shall be merged with and into Merger Sub. The Merger shall have the effects set forth in Section 14-2-1106 et seq. of the Official Code of Georgia Annotated. In addition, the Surviving Corporation may, at any time after the Effective Time, take any actions (including executing and delivering any document) in the name and on behalf of either HealthWatch or Halis in order to carry out and effectuate the transactions contemplated by this Agreement.

  SECTION 1.5 ARTICLES OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION AND HEALTHWATCH. At the Effective Time, the Articles of Incorporation and the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and by-laws of the Surviving Corporation, in each case until thereafter amended in accordance with applicable law.

  SECTION 1.6 DIRECTORS AND OFFICERS. The directors of Merger Sub and the officers of Merger Sub shall retain their respective positions and terms of office in the Surviving Corporation, and will hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

                                  ARTICLE II
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                       OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

  SECTION 2.1 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of HealthWatch, Merger Sub, Halis or the holder of any shares of the following securities:

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                          Page 3

  (a) CANCELLATION OF TREASURY STOCK AND HEALTHWATCH-OWNED STOCK. Each share of Halis Common Stock that is owned by HealthWatch, or is held by Halis as treasury stock, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

  (b) CONVERSION OF HALIS COMMON STOCK. Subject to Section 2.2(e), each issued and outstanding share of Halis Common Stock (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive one twentieth (.050) of a share of the fully paid and nonassessable common stock, $.05 par value, of HealthWatch ("HealthWatch Common Stock")("Merger Consideration"; the "Exchange Ratio" shall be one share of HealthWatch Common Stock for twenty shares of Halis Common Stock, or .050). As of the Effective Time, all such shares of Halis Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Halis Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of HealthWatch Common Stock to be issued or paid in consideration thereof upon surrender of each such certificate in accordance with Section 2.2(e).

  (c) MERGER SUB COMMON STOCK. At and after the Effective Time, each share of common stock, no par value, of Merger Sub ("Merger Sub Common Stock") shall remain an issued and outstanding share of common stock of Merger Sub and shall not be affected by the Merger (Merger Sub shall continue to be wholly-owned by HealthWatch).

  (d) HEALTHWATCH COMMON STOCK. At and after the Effective Time, each share of HealthWatch Common Stock issued and outstanding immediately prior to the Closing Date shall remain an issued and outstanding share of common stock of HealthWatch and shall not be affected by the Merger.

 (e) OPTIONS.

     (i) Halis and HealthWatch shall take all action necessary such that, at the Effective Time, each option or warrant granted by Halis to purchase shares of Halis Common Stock which is outstanding immediately prior thereto shall cease to represent a right to acquire shares of Halis Common Stock and shall be converted into an option to purchase shares of HealthWatch Common Stock in an amount and at an exercise price determined as provided below (and otherwise, in the case of options, subject to the terms of the Halis Stock Plans (as defined in Section 3.2(c)) and the agreements evidencing grants thereunder) (the "Assumed Options"):

          (1) The number of shares of HealthWatch Common Stock to be subject to the new option or warrant shall be equal to the product of the number of shares of Halis Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of HealthWatch Common Stock resulting from such multiplication shall be rounded up or down to the nearest whole share; and

          (2) The exercise price per share of HealthWatch Common Stock under the new option shall be equal to the exercise price per share of Halis Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up or down to the nearest whole cent.

     (ii) The duration and other terms of the new options shall be the same as the original options except that all references to Halis shall be deemed to be references to HealthWatch.

     (iii) As soon as practicable following the Effective Time, HealthWatch shall deliver, upon due surrender of the Assumed Options to HealthWatch, appropriate option agreements representing the right to acquire HealthWatch Common Stock on the same terms and conditions as contained in the Assumed Options (except as otherwise set forth in this Section 2.1(e)). Except as expressly contemplated herein, HealthWatch

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                          Page 4

shall comply with the terms of the Halis Stock Plans as they apply to the Assumed Options. HealthWatch shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HealthWatch Common Stock for delivery upon exercise of the Assumed Options in accordance with this
Section 2.1(e). HealthWatch shall file a registration statement on Form S-8 (or any successor form) or on another appropriate form, and use commercially reasonable efforts to have such registration statement declared effective reasonably promptly following the Effective Time, with respect to HealthWatch Common Stock subject to the Assumed Options, and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Assumed Options remain outstanding and exercisable.

     (iv) HealthWatch acknowledges and agrees that the consummation of the Merger will have certain effects in respect of the Assumed Options as reflected in Section 3.2(c) of the Halis Disclosure Schedule, and HealthWatch agrees to act in accordance therewith and give full effect to same.

 SECTION 2.2 EXCHANGE OF CERTIFICATES.

  (a) EXCHANGE AGENT. As of the Effective Time, HealthWatch shall enter into an agreement with such bank or trust company as may be designated by HealthWatch (the "Exchange Agent") which shall provide that HealthWatch shall provide HealthWatch Common Stock (such shares of HealthWatch Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, and any cash payable in lieu of any fractional shares of HealthWatch Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Halis Common Stock.

  (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Halis Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and shall otherwise be in customary form) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HealthWatch Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of HealthWatch Common Stock in accordance with Section 2.2(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a surrender of a Certificate representing shares of Halis Common Stock which are not registered in the transfer records of Halis under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of HealthWatch Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of HealthWatch Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of HealthWatch that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of HealthWatch Common Stock in accordance with Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                          Page 5

  (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to HealthWatch Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HealthWatch Common Stock represented thereby, and, in the case of Certificates representing Halis Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of HealthWatch Common Stock shall be paid by HealthWatch to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of HealthWatch Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HealthWatch Common Stock and, in the case of Certificates representing Halis Common Stock, the amount of any cash payable in lieu of a fractional share of HealthWatch Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and with a payment date subsequent to such surrender payable with respect to such whole shares of HealthWatch Common Stock.

  (d) NO FURTHER OWNERSHIP RIGHTS IN HALIS COMMON STOCK. All shares of HealthWatch Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Halis Common Stock theretofore represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation or HealthWatch of the shares of Halis Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to HealthWatch, the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

  (e) NO FRACTIONAL SHARES. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of HealthWatch Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of HealthWatch shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HealthWatch. In lieu of the issuance of such fractional shares, HealthWatch shall pay each former holder of Halis Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder would otherwise be entitled by (B) the average closing price per share (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) for shares of HealthWatch Common Stock as reported by the Nasdaq SmallCap Market (as reported in The Wall Street Journal, or, if not reported therein, any other authoritative source) during the ten trading days preceding the Closing Date (such average, the "Average HealthWatch Price").

     (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six (6) months after the Effective Time shall be delivered to HealthWatch, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to HealthWatch for payment of their claim for Merger Consideration, any dividends or distributions with respect to HealthWatch Common Stock and any cash in lieu of fractional shares of HealthWatch Common Stock.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                          Page 6

     (g) NO LIABILITY. None of Halis, HealthWatch, Merger Sub or the Exchange Agent shall be liable to any person in respect of any shares of HealthWatch Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of HealthWatch Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by HealthWatch, on a daily basis. Any interest and other income resulting from such investments shall be paid to HealthWatch.

     (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of HealthWatch Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

     (j) HALIS DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, shares of Halis which are issued and outstanding immediately prior to the Effective Time and which are held by Halis Shareholders who have timely filed with Halis a written objection to the Merger (the "Dissenting Shares") shall not be converted into or represent a right to receive HealthWatch Common Stock, pursuant to Section 2.1 hereof, but the holder thereof shall be entitled only to such rights as are granted by Article 13 of the Georgia Business Corporation Code (O.C.G.A. (S) 14-2-1301 et seq.). Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to the foregoing statutory provision shall receive payment for their shares from Halis in accordance with such statutory provision. If such holder shall have failed to perfect, or shall have effectively withdrawn or lost, his right to appraisal and payment for his shares under such statutory provisions, each such share shall be converted into and represent the right to receive shares of HealthWatch Common Stock, pursuant to Section 2.1 hereof, upon surrender of the certificate representing such share to Halis.

     SECTION 2.3 CERTAIN ADJUSTMENTS. If between the date hereof and the Effective Time, the outstanding shares of HealthWatch Common Stock or of Halis Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, the Exchange Ratio shall be adjusted accordingly to provide to the holders of Halis Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 REPRESENTATIONS AND WARRANTIES OF HEALTHWATCH AND MERGER SUB. Except as disclosed in the Disclosure Schedule delivered by HealthWatch and Merger Sub to
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                          Page 7

Halis as contemplated by this Agreement (the "HealthWatch Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, HealthWatch and Merger Sub jointly and severally represent and warrant to Halis as follows:

     (a) ORGANIZATION, STANDING AND CORPORATE POWER.

          (i) Each of HealthWatch and its subsidiaries (including Merger Sub) (as defined in Section 8.3), is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on HealthWatch. Each of HealthWatch and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on HealthWatch.

          (ii) HealthWatch has delivered to Halis prior to the execution of this Agreement complete and correct copies of any amendments to its articles of incorporation (the "HealthWatch Articles") and by-laws not filed as of the date hereof with the HealthWatch Filed SEC Documents (as defined in Section 3.1(e)).

          (iii) In all material respects, the minute books of HealthWatch and its subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of HealthWatch (or, as the case may be, each of its subsidiaries) through December 31, 1999.

     (b) SUBSIDIARIES. Exhibit 21 to HealthWatch's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999 includes all the subsidiaries of HealthWatch which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by HealthWatch, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     (c) CAPITAL STRUCTURE. The authorized capital stock of HealthWatch consists of 10,000,000 shares of HealthWatch Common Stock, par value $.05 per share ("HealthWatch Common Stock") and 1,000,000 shares of HealthWatch Preferred
Stock. At the close of business on March 31, 2000 (as adjusted to reflect the issuance of 20,050 shares of HealthWatch's Series D 8% Convertible Preferred Stock on May 8, 2000), (i) 2,095,418 shares of HealthWatch Common Stock were issued and outstanding; (ii) 5,000 shares of HealthWatch 6% Series A Preferred Stock, 4,000 shares of HealthWatch Series C 8% Convertible Preferred Stock, 74,130 shares of HealthWatch Series D 8% Convertible Preferred Stock, and 66,886 shares of HealthWatch Series P Preferred Stock were issued and outstanding (collectively "HealthWatch Preferred Stock"); (iii) 3,009,717 shares of HealthWatch Common Stock were reserved for issuance pursuant to
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                          Page 8

HealthWatch Preferred Stock; (iv) 2,530,006 shares were reserved for issuance pursuant to warrant conversion rights; and (v) 529,500 shares were reserved for issuance pursuant to agent option conversion rights, as described in Section 3.1(c) of the HealthWatch Disclosure Schedule. All stock options, restricted stock or other stock-based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of HealthWatch or its subsidiaries participate as of the date hereof (including, without limitation, the plans set forth on Exhibit A attached hereto), complete and correct copies of which, in each case as amended as of the date hereof, have been filed as exhibits to the HealthWatch Filed SEC Documents or delivered to Halis (such plans, collectively, the "HealthWatch Stock Plans"); Section 3.1(c) of the HealthWatch Disclosure Schedule sets forth a complete and correct list, as of March 31, 2000, of the number of shares of HealthWatch Common Stock subject to employee stock options or other rights to purchase or receive HealthWatch Common Stock granted under the HealthWatch Stock Plans (collectively, "HealthWatch Employee Stock Options"). All outstanding shares of capital stock of HealthWatch, and all shares which may be issued pursuant to the Stock Plans when issued, are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this
Section 3.1(c) and except for changes since March 31, 2000 resulting from the issuance of shares of HealthWatch Common Stock pursuant to the HealthWatch Employee Stock Options, or as expressly permitted by this Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of HealthWatch, (B) any securities of HealthWatch or any HealthWatch subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of HealthWatch, (C) any warrants, calls, options or other rights to acquire from HealthWatch or any HealthWatch subsidiary (including any subsidiary trust), or obligations of HealthWatch or any HealthWatch subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of HealthWatch, and (y) there are no outstanding obligations of HealthWatch or any HealthWatch subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of HealthWatch or any HealthWatch subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any HealthWatch subsidiary,
(B) warrants, calls, options or other rights to acquire from HealthWatch or any HealthWatch subsidiary, and any obligation of HealthWatch or any HealthWatch subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any HealthWatch subsidiary or (C) obligations of HealthWatch or any HealthWatch subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of HealthWatch subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither HealthWatch nor any HealthWatch subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of outstanding warrants, and the terms of HealthWatch Employee Stock Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences (except for the antidilutive rights provided for in the HealthWatch Series C 8% Convertible Preferred Stock and the Series D 8% Convertible Preferred Stock). Other than the HealthWatch subsidiaries, HealthWatch does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity (except Halis) except for non-controlling investments made in the ordinary course of business.

     (d) AUTHORITY; NONCONTRAVENTION. Each of HealthWatch and Merger has all requisite corporate power and authority to enter into this Agreement, subject to the HealthWatch Stockholder Approval (as defined in Section 3.1(l)), to consummate the transactions contemplated hereby and thereby. The execution
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                          Page 9

and delivery of this Agreement by each of HealthWatch and Merger Sub, and the consummation by HealthWatch and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of HealthWatch and Merger Sub, subject, in the case of the Merger and the issuance of HealthWatch Common Stock in connection with the Merger and the conversion of the Assumed Options, to the HealthWatch Stockholder Approval. This Agreement has been, duly executed and delivered by HealthWatch and Merger Sub and, assuming the due authorization, execution and delivery thereof by
Halis, constitutes (or will constitute, as the case may be) the legal, valid and binding obligation of HealthWatch and Merger Sub, enforceable against
HealthWatch and Merger Sub in accordance with its terms. The execution and delivery of this Agreement does not and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of HealthWatch or any of its subsidiaries or in any restriction on the conduct of HealthWatch's business or operations under, (i)
the HealthWatch Articles or the by-laws of HealthWatch or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to HealthWatch or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to HealthWatch or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses, restrictions or Liens that individually or in the aggregate would not (x) have a material adverse effect on HealthWatch or Halis or (y) reasonably be expected to impair the ability of HealthWatch or Merger Sub to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to HealthWatch or any of its subsidiaries in connection with the execution and delivery of this Agreement by HealthWatch, or the consummation by HealthWatch or Merger Sub of the transactions contemplated hereby and thereby, except for (1) the filing with the SEC of (A) a proxy statement relating to the HealthWatch Stockholders' Meeting (as defined in Section 5.1(b)) (such proxy statement which is combined with the proxy statement relating to the Halis Stockholders' Meeting (as defined in
Section 5.1(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), (B) the Form S-4 and (C) such reports under Sections 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, and the transactions contemplated hereby and thereby; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia and appropriate documents with the relevant authorities of other states in which Halis is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (3) such filings and approvals of Nasdaq to permit the shares of HealthWatch Common Stock that are to be issued in the Merger to be approved for listing, subject to notice of issuance, by Nasdaq; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on HealthWatch or (y) reasonably be expected to impair the ability of HealthWatch or Merger Sub to perform its obligations under this Agreement.
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 10

     (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. HealthWatch has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since December 31, 1997 (the "HealthWatch SEC Documents"); however, HealthWatch did not hold a Shareholder Meeting for the fiscal year end of June 30, 1999 and HealthWatch's Form 10-KSB for the year ended June 30, 1998 is currently under review by the SEC. In addition, the proxy statement for HealthWatch's annual meeting which was tentatively scheduled for June 23, 2000 is currently being reviewed by the SEC. As of their respective dates, the HealthWatch SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such HealthWatch SEC Documents, and none of the HealthWatch SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of HealthWatch included in the HealthWatch SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of HealthWatch and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). Except
(i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement, or the transactions contemplated hereby or thereby, neither HealthWatch nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on HealthWatch.

     (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by HealthWatch specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by HealthWatch in connection with the issuance of HealthWatch Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement included therein will, at the date it is first mailed to HealthWatch's stockholders or at the time of the HealthWatch Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement included therein will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by HealthWatch with respect to statements made or incorporated by reference therein based on information supplied by Halis specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

     (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement, or the transactions contemplated hereby and thereby, and except as permitted by Section 4.1(a) (and the sale of HealthWatch Series D 8% Convertible Preferred Stock pursuant to that certain private placement memorandum dated March 8, 2000), since March 31, 2000, HealthWatch and its subsidiaries have conducted their business only in the ordinary course consistent with past practice or as disclosed in any
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 11

HealthWatch SEC Documents filed since such date and prior to the date hereof, and there has not been except as required by outstanding preferred stock and the Additional Consideration Agreements: (i) any material adverse change (as defined in Section 8.3) in HealthWatch, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of HealthWatch's capital stock, (iii) any split, combination or reclassification of any of HealthWatch's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of, or in substitution for shares of HealthWatch's capital stock, except for issuances of HealthWatch Common Stock upon exercise or conversion of HealthWatch Employee Stock Options, in each case awarded prior to the date hereof in accordance with their present terms or issued pursuant to Section 4.1(a),
(iv)(A) any granting by HealthWatch or any of its subsidiaries to any current or former director, officer or other key employee of HealthWatch or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay or target bonuses in the ordinary course of business or as was required under any employment agreements in effect as of December 31, 1999 or in connection with the employment of and entering into an employment agreement with David Engert,
(B) any granting by HealthWatch or any of its subsidiaries to any such current or former director, officer or key employee of any increase in severance or termination pay or (C) any entry by HealthWatch or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director or officer, or any material amendment of any of the foregoing with any key employee, except in connection with the employment of David Engert,
(v) except insofar as may have been disclosed in HealthWatch SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "HealthWatch Filed SEC Documents") or required by a change in GAAP, any change in accounting methods, principles or practices by HealthWatch materially affecting its assets, liabilities or business, (vi) except in so far as may have been disclosed in the HealthWatch Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on HealthWatch or any of its tax attributes or any settlement or compromise of any material income tax liability, or (vii) any action taken by HealthWatch or any of the HealthWatch subsidiaries during the period from January 1, 2000 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(a) (excepting the agency agreement made with Commonwealth Associates, L.P. which acted as placement agent in the sale of the HealthWatch Series D 8% Convertible Preferred Stock and Series C 8% Convertible Preferred Stock (and related warrants)).

     (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION.

          (i) HealthWatch, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of HealthWatch and its subsidiaries (the "HealthWatch Permits"), except where the failure to have any such HealthWatch Permits individually or in the aggregate would not have a material adverse effect on HealthWatch. Except as specifically disclosed in the HealthWatch SEC Documents filed with the Commission prior to the date hereof, HealthWatch and its subsidiaries are in compliance with the terms of the HealthWatch Permits and all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity, relating to HealthWatch or its business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on HealthWatch. As of the date of this Agreement, except as disclosed in the HealthWatch Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 12

HealthWatch or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge (as defined in Section 8.3) of HealthWatch, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on HealthWatch or
(B) reasonably be expected to impair the ability of HealthWatch or Merger Sub to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby.

          (ii) Neither HealthWatch nor any HealthWatch subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have, a material adverse effect on HealthWatch.

          (iii) Although not a Governmental Entity, Nasdaq has required HealthWatch to hold an annual shareholders meeting no later than June 30, 2000 to maintain its SmallCap listing.

     (i) ABSENCE OF CHANGES IN BENEFIT PLANS. HealthWatch has delivered to Halis or provided to Halis for review true and complete copies of vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former officers, directors or employees of HealthWatch or any of its wholly owned subsidiaries (collectively, the "HealthWatch Benefit Plans"). Since December 31, 1999, neither HealthWatch nor any HealthWatch subsidiary has amended any HealthWatch Employee Stock Options or any HealthWatch Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

     (j) BENEFIT PLANS.

          (i) With respect to the HealthWatch Benefit Plans, to the knowledge of HealthWatch, no event has occurred and there exists no condition or set of circumstances, in connection with which HealthWatch or any of its subsidiaries would be subject to any liability that individually or in the aggregate would have a material adverse effect on HealthWatch under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

          (ii) Each HealthWatch Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any HealthWatch Benefit Plan that individually or in the aggregate would not have a material adverse effect on HealthWatch. To the knowledge of HealthWatch, the HealthWatch Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on HealthWatch.

          (iii) No HealthWatch Benefit Plan provides medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) the amounts of which are not material.

          (iv) HealthWatch has no collective bargaining or other labor union contract applicable to persons employed by HealthWatch or any of its subsidiaries. No collective bargaining agreement is being negotiated or renegotiated by HealthWatch or any of its subsidiaries. As of the date of this Agreement, there is
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 13

no labor dispute, strike or work stoppage against HealthWatch or any of its subsidiaries pending or, to the knowledge of HealthWatch, threatened which may interfere with the respective business activities of HealthWatch or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on HealthWatch. As of the date of this Agreement, to the knowledge of HealthWatch, none of HealthWatch, any of its subsidiaries or any of their respective representatives or employees has committed any material unfair labor practice in connection with the operation of the respective businesses of HealthWatch or any of its subsidiaries, and there is no material charge or complaint against HealthWatch of any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

          (v) No employee of HealthWatch will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any HealthWatch Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment), except that substantially all HealthWatch Employee Stock Options will vest as of the date on which HealthWatch Stockholder Approval is obtained.

          (vi) No material oral or written representation or commitment with respect to any aspect of any HealthWatch Benefit Plan has been or will be made to employees of HealthWatch or any HealthWatch subsidiaries by an authorized HealthWatch employee prior to the Closing Date that is not materially in accordance with the written or otherwise preexisting terms and provisions of such HealthWatch Benefit Plans in effect immediately prior to the Closing Date.

          (vii) Except such as would not have a material adverse effect, there are no material unresolved claims or disputes under the terms of, or in connection with, any HealthWatch Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

     (k) TAXES.

          (i) Each of HealthWatch and its subsidiaries has filed all material tax returns and reports required to be filed by it (taking into account all applicable extensions) and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on HealthWatch. HealthWatch and each of its subsidiaries has paid (or HealthWatch has paid or caused to be paid on its behalf) all taxes (as defined herein) shown as due on such returns, and the most recent financial statements contained in the HealthWatch Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by HealthWatch and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have, to the knowledge of HealthWatch, been proposed, asserted or assessed against HealthWatch or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on HealthWatch. Except as provided in Section 3.1(k) of the HealthWatch Disclosure Schedule, all of the federal income tax
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 14

returns of the affiliated group of which HealthWatch is the common parent have closed by virtue of the applicable statute of limitations.

          (iii) Neither HealthWatch nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (iv) As used in this Agreement, "taxes" shall include all (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts described in (x) or (y) as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

          (v) Neither HealthWatch nor any HealthWatch subsidiary has made any parachute payments as such term is defined in Section 280G of the Code, neither is obligated to make any parachute payments, and neither is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under
Section 280G of the Code. Neither HealthWatch nor any HealthWatch subsidiary is obligated to make reimbursement or gross-up payments to any person in respect to excess parachute payments.

     (l) VOTING REQUIREMENTS. The affirmative vote at the HealthWatch Stockholders Meeting (the "HealthWatch Stockholder Approval") of the holders of a majority of all outstanding shares of HealthWatch Common Stock, Series D 8% Preferred Stock and Series C 8% Preferred Stock present in person or by proxy and entitled to vote at a duly convened and held meeting of HealthWatch Stockholders is the only vote of the holders of any class or series of HealthWatch's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

     (m) STATE TAKEOVER STATUTES. The Board of Directors of HealthWatch and Merger Sub have approved the Merger, this Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated hereby and thereby the provisions of Code Section 14-2-1110 et seq. and 14-2-1131 et seq. of Georgia law to the extent, if any, such sections are applicable to the Merger, this Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or regulation applies to or purports to apply to the Merger, this Agreement, or the transactions contemplated hereby and thereby.

     (n) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HealthWatch (excepting the agency agreement with Commonwealth Associates, L.P. made in conjunction with the sale of the Series C 8% Preferred Stock and Series D 8% Convertible Preferred Stock of HealthWatch, wherein Commonwealth shall receive a fee equal to 5% of the Merger Consideration).

     (o) INTELLECTUAL PROPERTY.
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 15

          (i) Neither HealthWatch nor its subsidiaries owns any trademark, patents or copyrights; however, HealthWatch and its subsidiaries own or have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans and general intangibles of like nature, together with all applications, registrations and goodwill related to the Software (as defined below); technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets") used in or necessary for the conduct of HealthWatch's and each of its subsidiary's business as currently conducted, except where the failure to possess such right would not have a material adverse effect (all such intellectual property being referred to herein as the "Intellectual Property"). For purposes of this Section 3.1(p), "Software" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of HealthWatch or any of its subsidiaries and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (ii) The Intellectual Property owned by HealthWatch or any of its subsidiaries is free and clear of all Liens.

          (iii) The Intellectual Property owned by HealthWatch or any of its subsidiaries and, to HealthWatch's knowledge, any Intellectual Property used by HealthWatch, is valid and subsisting, in full force and effect, and has not been canceled, expired, or abandoned. There is no pending or, to HealthWatch's knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against any registrations in respect of the Intellectual Property owned by HealthWatch or any of its subsidiaries, or, to HealthWatch's knowledge, against any Intellectual Property licensed to HealthWatch or any of its subsidiaries.

          (iv) To the actual knowledge of HealthWatch or any of its subsidiaries, the conduct of the business of HealthWatch and its subsidiaries as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. There are no claims or suits pending or, to the knowledge of HealthWatch, threatened, and neither HealthWatch nor any of its subsidiaries has received any notice of a third-party claim or suit, (a) alleging that its activities or the conduct of its business infringes upon, violates or constitutes the unauthorized use of the intellectual property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property, which in any case would have a material adverse effect.

          (v) There are no settlements, forebearances to sue, consents, judgments, orders or similar obligations which in any material respect (a) restrict the right of HealthWatch or its subsidiaries to use any Intellectual Property, or (b) restrict the business of HealthWatch or its subsidiaries in order to accommodate a third party's intellectual property rights or (c) except for licenses with customers for HealthWatch's Software, there are no agreements that permit third parties to use any Intellectual Property owned or controlled by HealthWatch or any of its subsidiaries.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 16

          (vi) HealthWatch and each of its subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets, including (i) requiring its employees and independent contractors having access thereto to execute written nondisclosure agreements and (ii) requiring all licensees to maintain the confidentiality of its Trade Secrets. To the actual knowledge of HealthWatch or its subsidiaries, no Trade Secret has been knowingly disclosed or authorized to be disclosed to any third party other than pursuant to a nondisclosure agreement or other appropriate instrument that adequately protects HealthWatch and the applicable subsidiary's proprietary interests in and to such Trade Secrets. To the knowledge of HealthWatch, no party to any nondisclosure agreement or nondisclosure obligation relating to its Trade Secrets is in breach or default thereof.

          (vii) To the knowledge of HealthWatch, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by HealthWatch or any of its subsidiaries.

          (viii) The consummation of the transaction contemplated hereby shall not result in the loss or impairment of HealthWatch's or of any subsidiary's right to own or use any of the Intellectual Property, and will not require the consent of any governmental authority, except where such loss or impairment or the failure to obtain consent would not result in a material adverse effect.

          (ix) Neither HealthWatch nor any of its subsidiaries has entered into any software license agreement in which it (a) failed to limit its liability to the amount of licensing fees paid pursuant to the agreement; or (b) warranted as to the performance or functionality of the Software other than stating that the Software would perform in accordance with its documentation and/or specifications; except in any case in which the contrary would not have a material adverse effect.

     (p) CERTAIN CONTRACTS. Except as set forth in the HealthWatch Filed SEC Documents, neither HealthWatch nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of HealthWatch and its subsidiaries (including, for purposes of this Section 3.1(p), Halis and its subsidiaries, assuming the Merger has taken place), taken as a whole, is or would be conducted, (iii) any exclusive supply or purchase contracts or any exclusive requirements contracts or (iv) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "HealthWatch Material Contracts"). HealthWatch has delivered to Halis or provided to Halis for review, prior to the execution of this Agreement, complete and correct copies of all HealthWatch Material Contracts not filed as exhibits to the HealthWatch Filed SEC Documents. Each HealthWatch Material Contract is valid and binding on HealthWatch (or, to the extent a HealthWatch subsidiary is a party, such subsidiary) and is in full force and effect, and HealthWatch and each HealthWatch subsidiary have in all material respects performed all obligations required to be performed by them to date under each HealthWatch Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on HealthWatch. Neither HealthWatch nor any HealthWatch subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of HealthWatch, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any HealthWatch Material Contract.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 17

     (q) ENVIRONMENTAL LIABILITY. Except as set forth in the HealthWatch Filed SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or threatened against HealthWatch or any of its subsidiaries seeking to impose, or that could reasonably be expected to result in the imposition of, on HealthWatch or any of its subsidiaries, any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), which liability or obligation could reasonably be expected to have a material adverse effect on HealthWatch. To the knowledge of HealthWatch, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that could reasonably be expected to have a material adverse effect on HealthWatch.

     (r) INSURANCE. HealthWatch and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of HealthWatch and its subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which would not, individually or in the aggregate, have a material adverse effect on HealthWatch. All premiums due and payable under all such policies and bonds have been paid and HealthWatch and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. HealthWatch has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     (s) TRANSACTIONS WITH AFFILIATES. Except as disclosed in the HealthWatch SEC Documents filed prior to the date of this Agreement or as disclosed in the HealthWatch Disclosure Schedule, since December 31, 1999, there have been no transactions, agreements, arrangements or understandings between HealthWatch and its affiliates that would be required to be disclosed under the Item 404 of Regulation S-K under the Securities Act.

     (t) FULL DISCLOSURE. None of the representations or warranties made by HealthWatch herein or in any schedule hereto, including the HealthWatch Disclosure Schedule, or any certificate furnished by HealthWatch pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     SECTION 3.2 REPRESENTATIONS AND WARRANTIES OF HALIS. Except as disclosed in the Disclosure Schedule delivered by Halis to HealthWatch as contemplated by this Agreement (the "Halis Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, Halis represents and warrants to HealthWatch as follows:

     (a) ORGANIZATION, STANDING AND CORPORATE POWER.

          (i) Each of Halis and its subsidiaries (as defined in Section 8.3) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 18

subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on Halis. Each of Halis and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on Halis.

          (ii) Halis has delivered to HealthWatch prior to the execution of this Agreement complete and correct copies of any amendments to its articles of incorporation (the "Halis Certificate") and by-laws not filed as of the date hereof with the Halis SEC Documents (as defined in Section 3.2(e)).

          (iii) In all material respects, the minute books of Halis and its subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Halis (or, as the case may be, each of its subsidiaries) through December 31, 1999.

     (b) SUBSIDIARIES. Exhibit 21.1 to Halis' Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 includes all the subsidiaries of Halis which as of the date of this Agreement are Significant Subsidiaries (as defined in Rule 1.02 of Regulation S-X of the SEC). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Halis, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

     (c) CAPITAL STRUCTURE. The authorized capital stock of Halis consists of 100,000,000 shares of $.01 par value common stock ("Halis Common Stock") and 5,000,000 shares of $.10 par value shares of preferred stock ("Halis Preferred Stock"). At the close of business on March 31, 2000 (as adjusted for the issuance of 5,000,000 shares of Halis Common Stock to HealthWatch on April 29, 2000 in accordance with the terms of the financing option contained in the Letter of Intent dated March 8, 2000): (i) 62,317,222 shares of Halis Common Stock were issued and outstanding (15,763,655 shares of Halis are owned by HealthWatch and the remaining shares are owned by others); (ii) no shares of Halis Common Stock were held by Halis in its treasury; (iii) no shares of Halis Preferred Stock were issued and outstanding; (iv) 12,780,290 shares of Halis Common Stock were reserved for issuance pursuant to all stock options and 2,394,918 shares were reserved for issuance pursuant to warrant conversion rights, as described in Section 3.2(c) of the Halis Disclosure Schedule. All stock option, restricted stock or other stock based compensation, benefits or savings plans, agreements or arrangements in which current or former employees or directors of Halis or its subsidiaries participate as of the date hereof (including, without limitation, the plans set forth on Exhibit B attached hereto), complete and correct copies of which, in each case as amended as of the date hereof, have been filed as exhibits to the Halis Filed SEC Documents or delivered to HealthWatch (such plans, collectively, the "Halis Stock Plans");
Section 3.2(c) of the Halis Disclosure Schedule sets forth a complete and correct list, as of March 31, 2000, of the number of shares of Halis Common Stock subject to employee stock options or other rights to purchase or receive Halis Common Stock granted under the Halis Stock Plans (collectively, "Halis Employee Stock Options"). All outstanding shares of capital stock of Halis are, and all shares which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 19

and not subject to preemptive rights. Except as set forth in this Section 3.2(c), and except for changes since March 31, 2000 resulting from the issuance of shares of Halis Common Stock pursuant to the Halis Employee Stock Options or as expressly permitted by this Agreement, (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Halis, (B) any securities of Halis or any Halis subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Halis, (C) any warrants, calls, options or other rights to acquire from Halis or any Halis subsidiary, and any obligation of Halis or any Halis subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Halis, and (y) there are no outstanding obligations of Halis or any Halis subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of Halis or any Halis subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Halis subsidiary, (B) warrants, calls, options or other rights to acquire from Halis or any Halis subsidiary, or obligations of Halis or any Halis subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Halis subsidiary or (C) obligations of Halis or any Halis subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Halis subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Neither Halis nor any Halis subsidiary is a party to any agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of the Halis Employee Stock Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences. Other than the Halis subsidiaries, Halis does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business in entities which are not individually or in the aggregate material to Halis and its subsidiaries as a whole.

     (d) AUTHORITY; NONCONTRAVENTION. Halis has all requisite corporate power and authority to enter into this Agreement, to and, subject to the Halis Stockholder Approval (as defined in Section 3.2(l)), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Halis and the consummation by Halis of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Halis, subject, in the case of the Merger, to the Halis Stockholder Approval. This Agreement has been duly executed and delivered by Halis and, assuming the due authorization, execution and delivery thereof by HealthWatch, constitutes (or will constitute, as the case may be) the legal, valid and binding obligation of Halis, enforceable against Halis in accordance with their terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Halis or any of its subsidiaries or any restriction on the conduct of Halis's business or operations under, (i) the Halis Certificate or the by-laws of Halis or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, trust document, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Halis or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Halis or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights,

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 20

losses, restrictions or Liens that individually or in the aggregate would not
(x) have a material adverse effect on Halis or (y) reasonably be expected to impair the ability of Halis to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Halis or any of its subsidiaries in connection with the execution and delivery of this Agreement or by Halis or the consummation by Halis of the transactions contemplated hereby or thereby, except for (1) the filing with the SEC of (A) the Joint Proxy Statement relating to the Halis Stockholders' Meeting, and (B) such reports under Sections 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and thereby; (2) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia and appropriate documents with the relevant authorities of other states in which Halis is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and
(3) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on Halis or (y) reasonably be expected to impair the ability of Halis to perform its obligations under this Agreement.

     (e) SEC DOCUMENTS; UNDISCLOSED LIABILITIES. Halis has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since December 31, 1997 (the "Halis SEC Documents"); however, Halis did not hold a Shareholders Meeting for fiscal years ending December 31, 1998 and December 31, 1999 and Halis is delinquent in filing its Form 10-KSB for fiscal year ending December 31, 1999. As of their respective dates, the Halis SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Halis SEC Documents, and none of the Halis SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Halis included in the Halis SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Halis and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement, or the transactions contemplated hereby or thereby, neither Halis nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Halis.

     (f) INFORMATION SUPPLIED. None of the information supplied or to be supplied by Halis specifically for inclusion or incorporation by reference in
(i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement included in the Form S-4 will, at the date it is first mailed to Halis' stockholders or at the time of the Halis Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 21

circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Halis with respect to statements made or incorporated by reference therein based on information supplied by HealthWatch specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

     (g) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or thereby, Halis and its subsidiaries have conducted their business only in the ordinary course consistent with past practice or as disclosed in any Halis SEC Document filed since such date and prior to the date hereof, and there has not been (i) any material adverse change (as defined in Section 8.3) in Halis, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Halis' capital stock, (iii) any split, combination or reclassification of any of Halis' capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Halis' capital stock, except for issuances of Halis Common Stock upon exercise or conversion of Halis Employee Stock Options, in each case awarded prior to the date hereof in accordance with their present terms, (iv) (A) any granting by Halis or any of its subsidiaries to any current or former director, officer or other key employee of Halis or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases as a result of promotions, normal increases of base pay or target bonuses in the ordinary course of business or as was required under any employment agreements in effect as of December 31, 1999, (B) any granting by Halis or any of its subsidiaries to any such current or former director, officer or key employee of any increase in severance or termination pay, or (C) any entry by Halis or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, officer, or any material amendment of any of the foregoing with any key employee, (v) except insofar as may have been disclosed in Halis SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date hereof, the "Halis Filed SEC Documents") or required by a change in GAAP, any change in accounting methods, principles or practices by Halis materially affecting its assets, liabilities or business,
(vi) except insofar as may have been disclosed in the Halis Filed SEC Documents, any tax election that individually or in the aggregate would have a material adverse effect on Halis or any of its tax attributes or any settlement or compromise of any material income tax liability or (vii) any action taken by Halis or any of the Halis subsidiaries during the period from December 31, 1999 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of
Section 4.1(b).

     (h) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION.

          (i) Halis, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Halis and its subsidiaries (the "Halis Permits") except where the failure to have any such Halis Permits individually or in the aggregate would not have a material adverse effect on Halis. Except as specifically disclosed in the Halis SEC Documents filed with the Commission prior to the date hereof, Halis and its subsidiaries are in compliance with the terms of the Halis Permits and all Applicable Laws relating to Halis or its business or properties, except where the failure to be in compliance with such Applicable Laws individually or in the aggregate would not have a material adverse effect on Halis. As of the date of this Agreement, except as disclosed in the Halis Filed SEC Documents, no action, demand, requirement or

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 22

investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to Halis or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Halis, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (A) have a material adverse effect on Halis or (B) reasonably be expected to impair the ability of Halis to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby.

          (ii) Neither Halis nor any Halis subsidiary is subject to any outstanding order, injunction or decree which has had or, insofar as can be reasonably foreseen, individually or in the aggregate will have, a material adverse effect on Halis.

     (i) ABSENCE OF CHANGES IN BENEFIT PLANS. Halis has delivered to HealthWatch or provided to HealthWatch for review true and complete copies of any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former officers, directors or employees of Halis or any of its wholly owned subsidiaries (collectively, the "Halis Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Halis pension plans, or any material change in the manner in which contributions to any Halis pension plans are made or the basis on which such contributions are determined. Since December 31, 1999, neither Halis nor any Halis subsidiary has amended any Halis Employee Stock Options or any Halis Stock Plans to accelerate the vesting of, or release restrictions on, awards thereunder, or to provide for such acceleration in the event of a change in control.

     (j) BENEFIT PLANS.

          (i) With respect to the Halis Benefit Plans, to the knowledge of Halis, no event has occurred and there exists no condition or set of circumstances, in connection with which Halis or any of its subsidiaries would be subject to any liability that individually or in the aggregate could have a material adverse effect on Halis under ERISA, the Code or any other applicable law.

          (ii) Each Halis Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any Halis Benefit Plan that individually or in the aggregate would not have a material adverse effect on Halis. To the knowledge of Halis, the Halis Benefit Plans have been operated, and are, in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on Halis. Each Halis Benefit Plan that is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Halis Benefit Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of Halis, no fact or event has occurred since the date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such Halis Benefit Plan or the exempt status of any such trust.

          (iii) No Halis Benefit Plan is subject to Title IV of ERISA or is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 23

          (iv) No Halis Benefit Plan provides medical benefits (whether or not insured),with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law or benefits, the full cost of which is borne by the current or former employee) other than individual arrangements the amounts of which are not material.

          (v) No employee of Halis will be entitled to any material payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Halis Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment).

          (vi) No material oral or written representation or commitment with respect to any aspect of any Halis Benefit Plan has been or will be made to employees of Halis or any Halis subsidiaries by an authorized Halis employee prior to the Closing Date that is not materially in accordance with the written or otherwise preexisting terms and provisions of such Halis Benefit Plans in effect immediately prior to the Closing Date.

          (vii) Except as would not have a material adverse effect, there are no material unresolved claims or disputes under the terms of, or in connection with, any Halis Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any material claim.

          (viii) To the knowledge of Halis, no non-exempt "prohibited transaction" (within the meaning of Section 4975(c) of the Tax Code) involving any Halis Benefit Plan has occurred that could subject Halis to any material tax penalty or other cost or liability (by indemnification or otherwise).

     (k) TAXES.

          (i) Each of Halis and its subsidiaries has filed all material tax returns and reports required to be filed by it (taking into account applicable extensions) and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on Halis (except Halis has not yet filed its 1998 and 1999 Federal Income Tax Return). Halis and each of its subsidiaries has paid (or Halis has paid or caused to be paid on its behalf) all taxes shown as due on such returns, if any, and the most recent financial statements contained in the Halis Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Halis and its subsidiaries, if any, for all taxable periods and portions thereof accrued through the date of such financial statements.

          (ii) No deficiencies for any taxes have, to the knowledge of Halis, been proposed, asserted or assessed against Halis or any of its subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on Halis. Except as provided in Section 3.2(k) of the Halis Disclosure Schedule, all of the federal income tax returns of the affiliated group of which Halis is the common parent have closed by virtue of the applicable statute of limitations.
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 24

          (iii) Neither Halis nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (iv) Neither Halis nor any Halis subsidiary has made any parachute payments as such term is defined in Section 280G of the Tax Code, neither is obligated to make any parachute payments, and neither is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under
Section 280G of the Tax Code. Neither Halis nor any Halis subsidiary is obligated to make reimbursement or gross-up payments to any person in respect to excess parachute payments.

     (l) VOTING REQUIREMENTS. The affirmative vote at the Halis Stockholders' Meeting (the "Halis Stockholder Approval") of the holders of a majority of all outstanding shares of Halis Common Stock entitled to vote at a duly convened and held meeting of Halis stockholders is the only vote of the holders of any class or series of Halis' capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger. Prior to the Halis Stockholders' Meeting, Halis Stockholders shall be provided the requisite notice that they are entitled to assert dissenters' rights under Georgia Business Corporate Code Section 14-2-1302 and a copy of Article 13 of the Georgia Business Corporation Code dealing with dissenters' rights shall accompany the notice.

     (m) STATE TAKEOVER STATUTES. The Board of Directors of Halis has approved the Merger, this Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated hereby and thereby the provisions of Code Section 14-2-1110 et seq. and 14-2-1131 et seq. of Georgia law to the extent, if any, such sections are applicable to the Merger, this Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or regulation applies to or purports to apply to the Merger, this Agreement, or the transactions contemplated hereby and thereby.

     (n) BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Halis.

     (o) INTELLECTUAL PROPERTY.

          (i) Halis or its subsidiaries own or have a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature, together with all applications, registrations and goodwill related to the foregoing (collectively,
"Trademarks"); Software (as defined below); technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (collectively, "Trade Secrets") used in or necessary for the conduct of Halis' and each of its subsidiary's business as currently conducted, except where the failure to possess such right would not have a material adverse effect (all such intellectual property being referred to herein as the "Intellectual Property"). For purposes of this Section 3.2(o), "Software" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flowcharts and other work product
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                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 25

used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of Halis or any of its subsidiaries and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (ii) The Intellectual Property owned by Halis or any subsidiary is free and clear of all Liens.

          (iii) The Intellectual Property owned by Halis or any of its subsidiaries and, to Halis' knowledge, any Intellectual Property used by Halis, is valid and subsisting, in full force and effect, and has not been canceled, expired, or abandoned. There is no pending or, to Halis' knowledge, threatened opposition, interference or cancellation proceeding before any court or registration authority in any jurisdiction against any registrations in respect of the Intellectual Property owned by Halis or any of its subsidiaries, or, to Halis' knowledge, against any Intellectual Property licensed to Halis or any of its subsidiaries.

          (iv) To the actual knowledge of Halis or any of its subsidiaries, the conduct of the business of Halis and its subsidiaries as currently conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. There are no claims or suits pending or, to the knowledge of Halis, threatened, and neither Halis nor any of its subsidiaries has received any notice of a third-party claim or suit, (a) alleging that its activities or the conduct of its business infringes upon, violates, or constitutes the unauthorized use of the intellectual property rights of any third party or (b) challenging the ownership, use, validity or enforceability of any Intellectual Property, which in any case would have a material adverse effect.

          (v) There are no settlements, forebearances to sue, consents, judgments, orders or similar obligations which in any material respect (a) restrict the right of Halis or its subsidiaries to use any Intellectual Property, (b) restrict the business of Halis or its subsidiaries in order to accommodate a third party's intellectual property rights or (c) except for licenses with customers for Halis' Software, there are no agreements that permit third parties to use any Intellectual Property owned or controlled by Halis or any of its subsidiaries.

          (vi) Halis and each of its subsidiaries take reasonable measures to protect the confidentiality of Trade Secrets, including (i) requiring its employees and independent contractors having access thereto to execute written nondisclosure agreements and (ii) requiring all licensees to maintain the confidentiality of its Trade Secrets. To the actual knowledge of Halis or its subsidiaries, no Trade Secret has been knowingly disclosed or authorized to be disclosed to any third party other than pursuant to a nondisclosure agreement or other appropriate instrument that adequately protects Halis and the applicable subsidiary's proprietary interests in and to such Trade Secrets. To the knowledge of Halis, no party to any nondisclosure agreement or nondisclosure obligation relating to its Trade Secrets is in breach or default thereof.

          (vii) To the knowledge of Halis, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by Halis or any of its subsidiaries other than immaterial disputes concerning use by a third party of Trademarks of Halis or a subsidiary.

          (viii) The consummation of the transaction contemplated hereby shall not result in the loss or impairment of Halis' or of any subsidiary's right to own or use any of the Intellectual Property, and will not require the consent of any governmental authority, except where such loss or impairment or the failure to obtain consent would not result in a material adverse effect.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 26

          (ix) Neither Halis nor any of its subsidiaries has entered into any software license agreement in which it (a) failed to limit its liability to the amount of licensing fees paid pursuant to the agreement; or (b) warranted as to the performance or functionality of the Software other than stating that the Software would perform in accordance with its documentation and/or specifications; except in any case in which the contrary would not have a material adverse effect.

     (p) CERTAIN CONTRACTS. Except as set forth in the Halis Filed SEC Documents or listed in Section 3.2(p) of the Halis Disclosure Schedule, neither Halis nor any of its subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any material portion of the business of Halis and its subsidiaries (including, for purposes of this Section 3.2(p), HealthWatch and its subsidiaries, assuming the Merger has taken place), taken as a whole, is or would be conducted, (iii) any exclusive supply or purchase contracts or any exclusive requirements contracts or (iv) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the transactions contemplated by this Agreement (all contracts of the type described in clauses (i) and (ii) being referred to herein as "Halis Material Contracts"). Halis has delivered to HealthWatch or made available to HealthWatch for review, prior to the execution of this Agreement, complete and correct copies of all Halis Material Contracts not filed as exhibits to the Halis Filed SEC Documents. Each Halis Material Contract is valid and binding on Halis (or, to the extent a Halis subsidiary is a party, such subsidiary) and is in full force and effect, and Halis and each Halis subsidiary have in all material respects performed all obligations required to be performed by them to date under each Halis Material Contract, except where such noncompliance, individually or in the aggregate, would not have a material adverse effect on Halis. Neither Halis nor any Halis subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Halis, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Halis Material Contract.

     (q) ENVIRONMENTAL LIABILITY. Except as set forth in the Halis Filed SEC Documents, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or threatened against Halis or any of its subsidiaries seeking to impose, or that could reasonably be expected to result in the imposition, on Halis or any of its subsidiaries, of any liability or obligation arising under common law or under any local, state or federal environmental statute, regulation or ordinance, including, without limitation, CERCLA, which liability or obligation could reasonably be expected to have a material adverse effect on Halis. To the knowledge of Halis, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that could reasonably be expected to have a material adverse effect on Halis.

     (r) INSURANCE. Halis and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Halis and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, except questioned, denied or disputed claims the failure to provide coverage for which would not, individually or in the aggregate, have a material adverse effect on Halis. All premiums due and payable under all such policies and bonds have been paid and Halis and its subsidiaries are otherwise in compliance in all material respects with the

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 27

terms of such policies and bonds. Halis has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     (s) TRANSACTIONS WITH AFFILIATES. Except as disclosed in the Halis SEC Documents filed prior to the date of this Agreement or as disclosed in the Halis Disclosure Schedule, since December 31, 1999, there have been no transactions, agreements, arrangements or understandings between Halis and its affiliates that would be required to be disclosed under the Item 404 of Regulation S-K under the Securities Act.

     (t) FULL DISCLOSURE. None of the representations or warranties made by Halis herein or in any schedule hereto, including the Halis Disclosure Schedule, or any certificate furnished by Halis pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time, to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.1 CONDUCT OF BUSINESS.

     (a) CONDUCT OF BUSINESS BY HEALTHWATCH. Except as set forth in Section 4.1(a) of the HealthWatch Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by Halis in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, HealthWatch shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time.

     (b) CONDUCT OF BUSINESS BY HALIS. Except as set forth in Section 4.1(b) of the Halis Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by HealthWatch in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Halis shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time.

     (c) OTHER ACTIONS. Except as required by law, HealthWatch and Halis shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in
(i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 28


warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in
Article VI not being satisfied.

     (d) ADVISE OF CHANGES. HealthWatch and Halis shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and
(iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of such party's representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect their presentations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

     SECTION 4.2 NO SOLICITATION BY HALIS.

     (a) Halis shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal the consummation of which would constitute an Alternative Transaction (as hereinafter defined) or
(ii) participate in any discussions or negotiations regarding any Alternative Transaction; provided, however, that if, at any time prior to the adoption of this Agreement by the holders of Halis Common Stock, the Board of Directors of Halis determines in good faith, after receipt of advice from outside counsel, that the failure to provide such information or participate in such negotiations or discussions would result in a reasonable possibility that the Board of Directors of Halis breach its fiduciary duties to Halis' stockholders under applicable law, Halis may, in response to any such proposal that was not solicited by it or which did not otherwise result from a breach of this Section 4.2(a), and subject to compliance with Section 4.2(c), (x) furnish information with respect to Halis and its subsidiaries to any person pursuant to a customary confidentiality agreement containing terms as to confidentiality no less restrictive than the Confidentiality Agreement and (y) participate in negotiations regarding such proposal.

     (b) For purposes of this Agreement "Alternative Transaction" means any of
(i) a transaction or series of transactions pursuant to which any person (or group of persons) other than Halis and its subsidiaries (a "Third Party") acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Halis whether from Halis or pursuant to a tender offer or exchange offer or otherwise, (ii) any acquisition or proposed acquisition of Halis or any of its significant subsidiaries or by a merger or other business combination (including any so called "merger of equals" and whether or not Halis or any of its significant subsidiaries is the entity surviving any such merger or business combination) or (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of Halis and any entity surviving any merger or combination including any of them) of Halis or any of its subsidiaries for consideration equal to 20% or more of the fair market value of all of the outstanding

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 29

shares of Halis Common Stock or all of the outstanding shares of HealthWatch Common Stock, as the case may be, on the date prior to the date hereof.

     (c) Neither the Board of Directors of Halis nor any committee thereof shall
(i) except as expressly permitted by this Section 4.2, withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to HealthWatch, the approval or recommendation by such Board of Directors or such committee of the Merger, or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) cause Halis to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Halis Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, in the event that prior to the adoption of this Agreement by the holders of Halis Common Stock the Board of Directors of Halis determines in good faith, after it has received a Halis Superior Proposal (as defined below) and after receipt of advice from outside counsel, that the failure to do so would result in a reasonable possibility that the Board of Directors of Halis would breach its fiduciary duties to Halis' stockholders under applicable law, the Board of Directors of Halis may (subject to this and the following sentences) inform Halis stockholders that it no longer believes that the Merger or this Agreement is advisable and no longer recommends approval (a "Halis Subsequent Determination"), but only at a time that is after the fifth business day following HealthWatch's receipt of written notice advising HealthWatch that the Board of Directors of Halis has received a Halis Superior Proposal, specifying the material terms and conditions of such Halis Superior Proposal, identifying the person making such Halis Superior Proposal and stating that it intends to make a Halis Subsequent Determination. After providing such notice, Halis shall provide a reasonable opportunity to HealthWatch to make such adjustments in the terms and conditions of this Agreement and/or of the Halis Option Agreement as would enable Halis to proceed with its recommendation to stockholders without making a Halis Subsequent Determination; provided, however, that any such adjustments shall be at the discretion of the parties at such time. For purposes of this Agreement, a "Halis Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a Third Party to enter into an Alternative Transaction on terms which the Board of Directors of Halis determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Halis' stockholders than the Merger taking into account all relevant factors (including whether, in the good faith judgment of the Board of Directors of Halis, after obtaining advice from a financial advisor of nationally recognized reputation, the third party is reasonably able to finance the transaction, and any proposed changes to this Agreement and/or the Halis Option Agreement that may be proposed by HealthWatch in response to such Alternative Transaction). Notwithstanding any other provision of this Agreement, Halis shall submit this Agreement to its stockholders whether or not the Board of Directors of Halis make a Halis Subsequent Determination.

     (d) In addition to the obligations of Halis set forth in paragraphs (a) and
(b) of this Section 4.2, Halis shall promptly advise HealthWatch orally and in writing of any request for information or of any proposal in connection with an Alternative Transaction, the material terms and conditions of such request or proposal and the identity of the person making such request or proposal. Halis will keep HealthWatch reasonably informed of the status and details (including amendments or proposed amendments) of any such request or proposal on a current basis.

     (e) Nothing contained in this Section 4.2 shall prohibit Halis from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) from making any disclosure to its stockholders if, in the good faith judgment of the Board of Directors of

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 30

Halis, after receipt of advice from outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to Halis' stockholders under applicable law.

     SECTION 4.3 HEALTHWATCH PRIVATE PLACEMENT. Nothing contained in this Agreement shall prohibit HealthWatch from issuing additional securities pursuant to that certain Private Placement Memorandum dated March 8, 2000 relating to its Series D Preferred Stock and warrants and such sale of additional securities shall in no way be deemed a breach of the representation made by HealthWatch in
Section 3.1 hereof.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     SECTION 5.1 PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT; STOCKHOLDERS' MEETINGS.

     (a) As soon as practicable following the date of this Agreement, HealthWatch shall prepare the Form S-4 and HealthWatch and Halis shall prepare the Joint Proxy Statement to be included in the Form S-4 and HealthWatch shall cause such Form S-4 so prepared to be filed with the SEC. Each of HealthWatch and Halis shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. HealthWatch will use all commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to HealthWatch's stockholders, and Halis will use all commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Halis' stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. HealthWatch shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of HealthWatch Common Stock in the Merger and the conversion of Assumed Options, and Halis shall furnish all information concerning Halis and the holders of Halis Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by HealthWatch without Halis' prior consent (which shall not be unreasonably withheld) and without providing Halis the opportunity to review and comment thereon. HealthWatch will advise Halis promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the HealthWatch Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to HealthWatch or Halis, or any of their respective affiliates, officers or directors, should be discovered by HealthWatch or Halis which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of HealthWatch and Halis.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 31

     (b) HealthWatch shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly give notice of, convene and hold a meeting of its stockholders (the "HealthWatch Stockholders' Meeting") in accordance with Minnesota law for the purpose of obtaining the HealthWatch Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby.

     (c) Halis shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly give notice of, convene and hold a meeting of its stockholders (the "Halis Stockholders' Meeting") in accordance with the Georgia law for the purpose of obtaining the Halis Stockholder Approval and shall, subject to the provisions of Section 4.2(b) hereof, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby.

     (d) Halis and HealthWatch will use commercially reasonable efforts to hold the HealthWatch Stockholders' Meeting and the Halis Stockholders' Meeting on the same date and as soon as reasonably practicable after the date hereof, but not later than September 30, 2000.

     (e) Each of HealthWatch's and Halis' obligations under this Section 5.1 shall at all times remain subject to the provisions of Section 4.2(c), in the event that under the circumstances described therein, the Board of Directors of Halis shall have made a Halis Subsequent Determination, as the case may be.

     SECTION 5.2 LETTERS OF HEALTHWATCH'S ACCOUNTANTS. HealthWatch shall use commercially reasonable efforts to cause to be delivered to Halis two letters from HealthWatch's independent accountants, one dated as of the date the Form S-4 is declared effective and one dated as of the Closing Date, each addressed to Halis, in form and substance reasonably satisfactory to Halis and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.3 LETTERS OF HALIS' ACCOUNTANTS.   Halis shall use commercially
reasonable efforts to cause to be delivered to HealthWatch two letters from Halis' independent accountants, one dated as of the date the Form S-4 is declared effective and one dated as of the Closing Date, each addressed to HealthWatch, in form and substance reasonably satisfactory to HealthWatch and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     SECTION 5.4 ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the Confidentiality Agreement and subject to applicable law, each of HealthWatch and Halis shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not interfere with the business or operations of such party) and, during such period, each of HealthWatch and Halis shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 32
party may reasonably request. No review pursuant to this Section 5.4 shall affect any representation or warranty given by the other party hereto. Each of HealthWatch and Halis will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreements.

     SECTION 5.5 COMMERCIALLY REASONABLE EFFORTS.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (except obtaining a revenue ruling that the Merger qualifies as a tax-free reorganization), (ii) the obtaining of all necessary consents, approvals or waivers, and any necessary or appropriate financing arrangements, from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything to the contrary in this Agreement, neither Halis nor HealthWatch shall be required to hold separate (including by trust or otherwise) or divest any of their respective businesses or assets, or enter into any consent decree or other agreement that would restrict either Halis or HealthWatch in the conduct of its business as heretofore conducted.

     (b) In connection with and without limiting the foregoing, HealthWatch and Halis shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, or any of the transactions contemplated hereby and thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to such agreements or transactions, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

     SECTION 5.6 INDEMNIFICATION, EXCULPATION AND INSURANCE.

     (a) For a period of three (3) years from the Closing, HealthWatch agrees to maintain in effect in accordance with their terms all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing as of the date of this Agreement in favor of the current or former directors or officers of Halis and its subsidiaries as provided in their respective articles of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements of Halis. In addition, from and after the Effective Time, directors and officers of Halis who become directors or officers of HealthWatch will be entitled to the same indemnity rights and protections, and directors' and officers' liability insurance, as are afforded from time to time to other directors and officers of HealthWatch.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 33

     (b) In the event that HealthWatch or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of HealthWatch assume the obligations set forth in this Section 5.6.

     (c) The provisions of this Section 5.6 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.7 FEES AND EXPENSES.

     (a) Except as set forth in this Section 5.7 and in Section 7.2, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Halis and HealthWatch shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees). In addition, all transfer taxes (if any) incurred in connection with the Merger arising on or after the Effective Time shall be borne by HealthWatch.

     SECTION 5.8 PUBLIC ANNOUNCEMENTS.

     Halis and HealthWatch will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.9 AFFILIATES. As soon as practicable after the date hereof, Halis shall deliver to HealthWatch a letter identifying all persons who may be deemed to be, at the time this Agreement is submitted for adoption by the stockholders of Halis, "affiliates" of Halis for purposes of Rule 145 under the Securities Act. Halis shall use commercially reasonable efforts to cause each person identified on such list to deliver to HealthWatch on or before the date immediately preceding the date of filing the Form S-4, written agreements substantially in the forms attached as Exhibit C hereto, and in the event any other person becomes an affiliate of Halis thereafter to cause such person to deliver such an agreement to HealthWatch as soon as practicable but in any event at Closing.

     SECTION 5.10 NASDAQ. HealthWatch shall use commercially reasonable efforts to cause the HealthWatch Common Stock issuable under Article II to be approved for listing on Nasdaq SmallCap Market, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Effective Time.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 34

     SECTION 5.11 TAX TREATMENT. Each of Halis and HealthWatch shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Section 6.1(g). The parties will characterize the Merger as such a reorganization for purposes of all tax returns and other filings.

     SECTION 5.12 EMPLOYEE BENEFITS. Each of Halis and HealthWatch agrees to provide immediately following the Effective Time employee benefits and compensation arrangements for all their respective employees, at a level no less favorable in the aggregate than those provided for such employees immediately prior to the Effective Time, subject to later amendment or other alteration as may be directed by the Board of Directors of HealthWatch subsequent to the Effective Time.

     SECTION 5.13 LOCK-UP.   Substantial Halis Stockholders (defined as
directors, officers and Halis Shareholders owning 5% or more of Halis Common Stock) and Affiliates will be required to agree not to sell, transfer or otherwise dispose of any HealthWatch Common Stock prior to March 31, 2001 (the "Lockup Period"); if HealthWatch undertakes a public offering within the Lockup Period, Halis Stockholders shall agree not to sell, transfer or otherwise dispose of the HealthWatch Common Stock for such period of time after completion of such public offering (not to exceed one year).


                                  ARTICLE VI
                             CONDITIONS PRECEDENT

     SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

     (a) STOCKHOLDER APPROVALS. Each of the HealthWatch Stockholder Approval and the Halis Stockholder Approval shall have been obtained.

     (b) GOVERNMENTAL, REGULATORY AND OTHER APPROVALS. (i) All consents, approvals and actions of, filings with and notices to any Governmental Entity required of HealthWatch, Halis or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby (together with the matters contemplated by Section 6.1(b), the "Requisite Regulatory Approvals") shall have been obtained and (ii) except as would not have a material adverse effect on any of HealthWatch, Halis or the Surviving Corporation, the consents and approvals set forth in Section 3.1(d) of the HealthWatch Disclosure Schedule and Section 3.2(d) of the Halis Disclosure Schedule shall have been obtained or shall no longer be required.

     (c) NO INJUNCTIONS OR RESTRAINTS. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect
(i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on HealthWatch or Halis, as applicable; provided, however, that each of the parties shall have used commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 35

     (d) FORM S-4. The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of HealthWatch and Halis to their respective stockholders and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC.

     (e) NASDAQ LISTINGS. The shares of HealthWatch Common Stock issuable to Halis' stockholders as contemplated by Article II shall have been approved for listing on Nasdaq SmallCap Market, subject to official notice of issuance.

     (f) TAX OPINIONS. Halis shall have received from Gomel & Davis, L.L.P., counsel to Halis, and HealthWatch shall have received from Gambrell & Stolz, L.L.P., counsel to HealthWatch, an opinion, dated as of the date that the Registration Statement is declared effective, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn or materially modified as of the Closing Date. In rendering such opinions, each of counsel for Halis and HealthWatch shall have been entitled to receive and rely upon representations of fact contained in certificates of officers of Halis and HealthWatch, which representations shall be in form and substance satisfactory to such counsel.

     (g) OPINION OF FINANCIAL ADVISORS. HealthWatch shall receive an opinion from a financial advisor, to be engaged at a later date, in HealthWatch's sole discretion, to the effect that, as of the date of such opinion, the Merger Consideration and Exchange Ratio for the conversion of Halis Common Stock into HealthWatch Common Stock is fair from a financial point of view to the stockholders of HealthWatch, a signed copy of which opinion shall be delivered to Halis. In the event HealthWatch is unable to obtain this opinion, the termination fee set forth in Section 7.2 shall not be paid by HealthWatch to Halis.

     (h) OPINION OF FINANCIAL ADVISORS. Halis shall receive the opinion of New York Capital Corporation, to the effect that, as of the date of such opinion, the Exchange Ratio for the conversion of HealthWatch Common Stock into Halis Common Stock is fair from a financial point of view to the stockholders of Halis, a signed copy of which opinion shall be delivered to HealthWatch. In the event Halis is unable to obtain this opinion, the termination fee set forth in
Section 7.2 shall not be paid by Halis to HealthWatch.

     (i) LOCKUP AGREEMENTS. Halis obtains from all Substantial Halis Stockholders and Affiliates a fully executed Lock-up Agreement as provided for in Section 5.13.

     SECTION 6.2 CONDITIONS TO OBLIGATIONS OF HALIS. The obligation of Halis to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of HealthWatch set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on HealthWatch.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 36

     (b) PERFORMANCE OF OBLIGATIONS OF HEALTHWATCH. HealthWatch shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to HealthWatch.

     SECTION 6.3 CONDITIONS TO OBLIGATIONS OF HEALTHWATCH. The obligation of HealthWatch to effect the Merger is further subject to satisfaction or waiver of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Halis set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality," or "material adverse effect" set forth therein) does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Halis.

     (b) PERFORMANCE OF OBLIGATIONS OF HALIS. Halis shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

     (c) NO MATERIAL ADVERSE CHANGE. At any time after the date of this Agreement there shall not have occurred any material adverse change relating to Halis.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, and (except in the case of 7.1(e) or 7.1(f)) whether before or after the HealthWatch Stockholder Approval or the Halis Stockholder
Approval:

     (a) by mutual written consent of Halis and HealthWatch, if the Board of Directors of each so determines by a vote of a majority of its entire Board;

     (b) by either the Board of Directors of Halis or the Board of Directors of
HealthWatch: (i) if the Merger shall not have been consummated by September 30, 2000, unless such termination right has been expressly restricted in writing by the Board of Directors of Halis or HealthWatch, as the case may be; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; (ii) if the HealthWatch Stockholder Approval shall not have been obtained at a HealthWatch Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof; (iii) if the Halis Stockholder Approval shall not have been obtained at a Halis Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof; (iv) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable, or if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable; provided, that the party seeking to terminate this Agreement

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 37

pursuant to this Section 7.1(b)(iv) shall have used commercially reasonable efforts to prevent the entry of and to remove such Restraint or to obtain such Requisite Regulatory Approval, as the case may be; or (v) if the financial advisor opinion required by Section 6.1(g) or (h) is not received because the advisor indicates that it does not deem the transaction fair as stated in such Sections.

     (c) by the Board of Directors of Halis (provided that Halis is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if HealthWatch shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or (b), and (B) is incapable of being cured by HealthWatch or is not cured within 30 days of written notice thereof;

     (d) by the Board of Directors of HealthWatch (provided that HealthWatch is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if Halis shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or (b), and (B) is incapable of being cured by Halis or is not cured within 30 days of written notice thereof;

     (e) by the Board of Directors of Halis, at any time prior to the HealthWatch Stockholders' Meeting, if the HealthWatch Board of Directors shall have (A) failed to include in the Joint Proxy Statement to the HealthWatch Stockholders, its recommendation without modification or qualification that such stockholders approve this Agreement and the transactions contemplated hereby, or
(B) subsequently withdrawn such recommendation or (C) modified or qualified such recommendation in a manner adverse to the interests of Halis;

     (f) by the Board of Directors of HealthWatch, at any time prior to the Halis Stockholders' Meeting, if the Halis Board of Directors shall have (A) failed to include in the Joint Proxy Statement to the Halis Stockholders, its recommendation without modification or qualification that such stockholders approve this Agreement and the transaction contemplated hereby, (B) subsequently withdrawn such recommendation or (C) modified or qualified such recommendation in a manner adverse to the interests of HealthWatch; or

     (g) by Halis if the Board of Directors of HealthWatch shall have failed to take any of the actions contemplated by Section 5.1 as a result of the exercise of its rights under Section 5.1(e); or

     (h) by HealthWatch if the Board of Directors of Halis shall have failed to take any of the actions contemplated by Section 5.1 as a result of the exercise of its rights under Section 5.1(e).

     SECTION 7.2 EFFECT OF TERMINATION.

     (a) In the event of termination of this Agreement as provided in Section
7.1 hereof, and subject to the provisions of Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in this Section 7.2 and in Sections 5.4, 5.7, 3.1(n) and 3.2(n) hereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 38

     (b) If this Agreement is terminated (i) by Halis pursuant to Section 7.1(e) hereof, (ii) by Halis or HealthWatch pursuant to Section 7.1(b)(ii) hereof because of the failure to obtain the required approval from the HealthWatch stockholders and at the time of such termination or prior to the meeting of HealthWatch's or (iii) by Halis as a result of HealthWatch's material breach of
Section 5.1 hereof which is not cured within 30 days after notice thereof to HealthWatch, HealthWatch shall pay to Halis a termination fee of Five Hundred Thousand Dollars ($500,000.00) (the "HealthWatch Termination Fee").

     (c) If this Agreement is terminated (i) by HealthWatch pursuant to Sections 7.1(f) hereof, (ii) by Halis or HealthWatch pursuant to Section 7.1(b)(iii) hereof because of the failure to obtain the required approval from the Halis stockholders and at the time of such termination or prior to the meeting of Halis' stockholders there shall have been an offer or proposal for, an announcement of any intention with respect to (including, without limitation, the filing of a statement of beneficial ownership on Schedule 13D discussing the possibility of or reserving the right to engage in), any agreement with respect to, a transaction that would constitute an Alternative Transaction (as defined in Section 4.2(b) hereof, except that for purposes of clause (i) of such definition, the applicable percentage shall be fifty percent (50%) involving Halis or any of the Halis Subsidiaries (whether or not such offer, proposal, announcement or agreement shall have been rejected or shall have been withdrawn prior to the time of such termination or of the meeting), (iii) by HealthWatch as a result of Halis' material breach of Section 4.2 or 5.1 hereof which, in the case of Section 5.1 only, is not cured within 30 days after notice thereof to Halis or (iv) by HealthWatch pursuant to Section 7.1(h) hereof, Halis shall pay to HealthWatch a termination fee of Five Hundred Thousand Dollars ($500,000.00) (the "Halis Termination Fee").

     (d) Each Termination Fee payable under Sections 7.2(b) and (c) above shall be payable in cash, payable no later than one business day following the delivery of notice of termination to the other party.

     (e) Halis and HealthWatch agree that the agreements contained in Sections 7.2(b) and (c) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to the other any fee due under such Sections 7.2(b) and
(c), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment.

     SECTION 7.3 AMENDMENT. Subject to compliance with applicable law, this Agreement may be amended by the parties at any time before or after the HealthWatch Stockholder Approval or the Halis Stockholder Approval; provided, however, that after any such approval, there may not be, without further approval of such the stockholders of HealthWatch (in the case of the HealthWatch Stockholders Approval) and the stockholders of Halis (in the case of the Halis Stockholders Approval), any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of HealthWatch Common Stock hereunder, or which by law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

     SECTION 7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, a party may, subject to the proviso of Section 7.3 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 39

or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 7.4 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                 ARTICLE VIII
                              GENERAL PROVISIONS

     SECTION 8.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.2 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a) if to Halis, to:       7 Piedmont Center
                                Suite 300
                                3525 Piedmont Road
                                Atlanta, Georgia 30305

     with a copy to:            Gomel & Davis, L.L.P.
                                285 Peachtree Center Avenue, Suite 700
                                Atlanta, Georgia 30303
                                Facsimile No: 404-524-4755
                                Attention: Jed S. Beardsley, Esq.

     (b) if to HealthWatch, to: 7 Piedmont Center
                                Suite 30
                                3525 Piedmont Road
                                Atlanta, Georgia 30305

     with a copy to:            Gambrell & Stolz, L.L.P.
                                Suntrust Plaza, Suite 4300
                                303 Peachtree Street, N.E.
                                Atlanta, GA 30308-3252
                                Facsimile No.: 404-221-6501
                                Attention: Michael M. Smith, Esq.

     SECTION 8.3 DEFINITIONS. For purposes of this Agreement:

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 40

     (a) except for purposes of Section 5.10, an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

     (b) "material adverse change" or "material adverse effect" means, when used in connection with HealthWatch or Halis, any change, effect, event, occurrence or state of facts that is or could reasonably be expected to be materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, it being understood that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a material adverse effect: (i) a change in the market price or trading volume of Halis or HealthWatch Common Stock, as the case maybe or (ii) conditions affecting the U.S. economy as a whole;

     (c) "Nasdaq" means the National Association of Securities Dealers Automated Quotation.

     (d) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

     (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

     (f) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers or senior management of such person's operating divisions and segments.

     SECTION 8.4 INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 41

     SECTION 8.6 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.6, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.7 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

     SECTION 8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.9 CONSENT TO JURISDICTION. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Georgia or any Georgia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Georgia or a Georgia state court.

     SECTION 8.10 HEADINGS, ETC. The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.11 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 8.12 DISCLOSURE SCHEDULES AND EXHIBITS. The HealthWatch Disclosure Schedules shall be delivered to Halis and the Halis Disclosure Schedules shall be delivered to HealthWatch on or before July 15, 2000; however, the capitalization schedule of each party is attached hereto.

                                                    AGREEMENT AND PLAN OF MERGER
                                                               HEALTHWATCH, INC.
                                                                         Page 42

     IN WITNESS WHEREOF, Halis, HealthWatch and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        HALIS, INC.

                                        /s/ Joel R. Greenspan
                                        ----------------------------
                                        By: Joel R. Greenspan
                                        Its: Member of the Board of Directors

                                        /s/ Marilyn May
                                        ----------------------------
                                        Attest: Marilyn May
                                        Its: Assistant Secretary

                                            [CORPORATE SEAL]

                                        HEALTHWATCH, INC.

                                        /s/ Robert Tucker
                                        ----------------------------
                                        By: Robert Tucker
                                        Its: Member of the Board of Directors

                                        /s/ Marilyn May
                                        ----------------------------
                                        Attest: Marilyn May
                                        Its: Assistant Secretary

                                            [CORPORATE SEAL]

                                        HEALTHWATCH MERGER SUB, INC.

                                        /s/ Paul W. Harrison
                                        ----------------------------
                                        By: Paul W. Harrison
                                        Its: President

                                        /s/ Marilyn May
                                        ----------------------------
                                        Attest: Marilyn May
                                        Its: Assistant Secretary

                                            [CORPORATE SEAL]